UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 10, 2005

New Skies Satellites Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-32495	98-0439657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 10, 2005, the operating subsidiary of New Skies Satellites Holdings Ltd., New Skies Satellites B.V. (the “Company”), entered into amended and restated employment agreements, effective January 1, 2005 (the “employment agreements”) with Daniel S. Goldberg, Andrew M. Browne, Scott J. Sprague, Michael C. Schwartz and Stephen J. Stott (each, an “employee”, collectively, the “employees”).  The employment agreements have an indefinite term.  The employment agreements provide for a base salary and an annual bonus opportunity.  Under the employment agreements, effective January 1, 2005, base salary for Messrs. Goldberg, Browne, Sprague, Schwartz and Stott is $575,000, $460,020, $265,000, $315,000 and $358,904, respectively.  Subject to the attainment of performance criteria established each year, the bonus opportunities provided in the employment agreements are as follows: (i) Mr. Goldberg is eligible to earn a target cash bonus equal to 100% of base salary and a maximum cash bonus equal to 150% of base salary, (ii) Mr. Sprague is eligible to earn a target cash bonus equal to 60% of base salary and (iii) Messrs. Schwartz, Browne and Stott are eligible to earn a target cash bonus equal to 50% of base salary.

In the event that Mr. Goldberg is terminated by the Company without “Cause” or Mr. Goldberg resigns for “Good Reason,” Mr. Goldberg is entitled to (i) any base salary, outstanding business expenses or other amounts due but not paid (the “Accrued Amounts”), (ii) any earned but unpaid bonus in respect of a prior year, (iii) a pro rata bonus equal to the prior year’s bonus for the year in which his termination of employment occurs, (iv) a lump sum payment equal to two and one-half times the sum of (a) his base salary in effect on the date of termination and (b) the greater of (x) the target annual bonus for the year in which the date of termination occurs and (y) the annual bonus paid or payable to Mr. Goldberg in respect of the year immediately preceding the year in which the date of termination occurs, (v) reimbursement for outplacement services in an amount up to $25,000 and (vi) continued medical and dental benefits under the Company’s employee benefit plans for two years following his termination of employment.

In the event that Messrs. Browne, Stott, Sprague or Schwartz are terminated by the Company without “Cause” or “Urgent Cause”, as applicable, or resign for “Good Reason,” each is entitled to (i) the Accrued Amounts, (ii) any earned but unpaid bonus in respect of a prior year, (iii) a pro rata bonus equal to the prior year’s bonus for the year in which his termination of employment occurs, (iv) a lump sum payment equal to two times the sum of (a) his base salary in effect on the date of termination and (b) the greater of the bonus for each of the two most recently completed calendar years preceding the calendar year in which the termination of employment occurs, (v) reimbursement for outplacement services in an amount up to $25,000 and (vi) continued medical and dental benefits under the Company’s employee benefit plans for two years following termination of employment.

The employment agreements provide for Section 280G gross-up protection for any payments and/or benefits that might be paid as a result of a change in control.  Mr. Goldberg is entitled to gross-up payments equal to any excise and related income tax liability that would be owed on such payment and/or benefits, while Messrs. Browne, Stott, Sprague and Schwartz’s gross-up payments are capped at $1,000,000.

The employment agreements also provide that the employees will not reveal or use confidential information during the term of employment or thereafter.  In addition, during the term of employment and for one year thereafter, the employees agree not to solicit clients, suppliers or employees or compete with the Company; provided that the covenant not to compete shall not apply in the event of a termination by the Company without “Cause” (in the case of Messrs. Browne and Stott, “Urgent Cause”) or by the employee for “Good Reason.”

“Cause,” “Urgent Cause” and “Good Reason” are defined in the employment agreements.

The description of the employment agreements above does not purport to be complete and is qualified in its entirety by reference to the employment agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Daniel S. Goldberg.

10.2	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Andrew M. Browne.

10.3	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Scott J. Sprague.

10.4	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Michael C. Schwartz.

10.5	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Stephen J. Stott.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Skies Satellites Holdings Ltd.

Date:	October 13, 2005	By:	/s/ Thai E. Rubin
Name: Thai E. Rubin
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Daniel S. Goldberg.

10.2	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Andrew M. Browne.

10.3	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Scott J. Sprague.

10.4	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Michael C. Schwartz.

10.5	Amended and Restated Employment Agreement, dated October 10, 2005, between New Skies Satellites B.V. and Stephen J. Stott.